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                                                                    Exhibit 99.1

NEWS RELEASE                                                      FIREPOND, INC.
--------------------------------------------------------------------------------
                                              8009 34th Avenue South, Suite 1000
                                                   Minneapolis, Minnesota  55425

Contact: Darice Norton

Phone:   952.229.2329

Fax:     952.229.2500                                  FOR IMMEDIATE RELEASE


                  Firepond Reports Second Quarter

                  Fiscal Year 2003 Financial Results

MINNEAPOLIS, MINNESOTA, MAY 29, 2003 - Firepond, Inc. (Nasdaq: FIRE), a leading provider of sales configuration and email response management systems, today announced results for its fiscal quarter ended April 30, 2003.

For the second quarter, Firepond reported total revenue of $3.3 million as compared to $3.8 million in the prior quarter and $5.4 million for the same period in the prior year. Deferred revenue was $4.8 million as compared to $5.4 million at the prior quarter end. The company ended the quarter with $23.6 million in cash and marketable securities. The company's restructuring activities previously announced in the second quarter resulted in a net restructuring charge of $650,000. The company expects to take an additional charge related to these restructuring activities in the third quarter of approximately $400,000 to $600,000.

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Firepond reported a net loss for the quarter of $1.9 million as compared to net loss of $717,000 in the prior quarter and a net loss of $4.1 million for the same period last year. Net loss per share was $0.52 for the quarter as compared to net loss per share of $0.19 in the prior quarter and a net loss per share of $1.13 for the same period in the prior year.

CONFERENCE CALL INFORMATION

Firepond will host a conference call to discuss its quarterly earnings today at 5:00 p.m. EST. The dial-in number in the U.S. is (877) 375-2162; international callers should dial (973) 582-2734. This event will also be broadcast live over the web at the investor relations section of the Firepond web site (www.firepond.com) and will be archived there for a limited time.

ABOUT FIREPOND, INC.

Firepond, Inc. (www.firepond.com) is a leading provider of sales configuration and email response management systems. Firepond's SalesPerformer sales configuration system, which is sold as a complete system or as modules to address specific business issues, helps reduce the cost of selling complex products and services across multiple sales channels. The company's global blue-chip customer base for its SalesPerformer product line includes Amada, Cummins Power Generation, Deere & Company, Freightliner, Hitachi Construction Machinery, Honda, Horizon Blue Cross Blue Shield, Renault Trucks, Scania, Siemens Building Technologies, Steelcase International, and Toshiba Machine.

Brightware by Firepond's email response management system leverages advanced intelligence engines and natural language processing technology to manage the full

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range of a company's online customer interaction channels, with an emphasis on email. Firepond's global customer base for its Brightware product line includes Abbey National, AT&T Wireless, Best Buy, Cendant Mortgage, Royal Sun Alliance, Ticketmaster, and Virgin Mobile.

                                      # # #


Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties. We wish to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: economic and other factors affecting the demand for e-business sales and service solutions; difficulties with the implementation and integration of Firepond products; market acceptance of Firepond's SalesPerformer and eServicePerformer Suites and their components in chosen vertical industries; uncertainty, costs, and potential damages associated with material litigation; our ability to attract and retain qualified personnel; quarterly fluctuations in operating results attributable to the timing and amount of orders for our products and services; our ability to keep pace with changing product requirements; difficulties and financial burdens associated with acquisitions; and other risks detailed in our filings with the Securities and Exchange Commission, including our Form 10-K filed in January and Forms 10-Q filed in March, June, and September copies of which may be obtained through the SEC's website at. www.sec.gov.

Firepond and Firepond product names are trademarks of Firepond, Inc. All other product or company names are the properties of their respective owners.

CONTACTS:

        ---------------------------------------------------------------
        MEDIA                              INVESTOR
        ---------------------------------------------------------------
        Darice Norton                      Kristi L. Smith
        ---------------------------------------------------------------
        Media Relations                    Chief Financial Officer
        ---------------------------------------------------------------
        Firepond, Inc.                     Firepond, Inc.
        ---------------------------------------------------------------
        darice.norton@firepond.com         kristi.smith@firepond.com
        ---------------------------------------------------------------
        Direct  +1.952.229.2329            Direct  +1.952.229.2354
        ---------------------------------------------------------------
        Fax  +1.952.229.2500               Fax  +1.952.229.2475
        ---------------------------------------------------------------

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                         FIREPOND, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                     Three Months                   Six Months
                                                                    Ended April 30,               Ended April 30,
                                                                ----------------------        -----------------------
                                                                 2003           2002           2003           2002
                                                                -------        -------        -------        --------
Revenue:
     License                                                    $   956        $   977        $ 1,555        $  4,213
     Services and maintenance                                     2,349          4,427          5,571           8,687
                                                                -------        -------        -------        --------
       Total revenue                                              3,305          5,404          7,126          12,900
                                                                -------        -------        -------        --------
Cost of revenue:
     License                                                         40             40             40              96
     Services and maintenance                                     1,259          2,861          2,867           5,907
                                                                -------        -------        -------        --------
       Total cost of revenue                                      1,299          2,901          2,907           6,003
                                                                -------        -------        -------        --------

Gross profit                                                      2,006          2,503          4,219           6,897
Operating expenses:
     Sales and marketing                                          1,157          2,145          2,344           4,211
     Research and development                                     1,102          2,647          2,175           5,510
     General and administrative                                   1,132          2,164          2,311           3,656
     Stock-based compensation                                         2            (50)           236           1,435
     Amortization of intangible assets                               26             26             52             434
     Restructuring and other special charges                        650                           650
     Impairment of developed technology and know-how                 --             --             --           3,120
                                                                -------        -------        -------        --------
       Total operating expenses                                   4,069          6,932          7,768          18,366
                                                                -------        -------        -------        --------

Loss from operations                                             (2,063)        (4,429)        (3,549)        (11,469)
Other income, net                                                   140            287            909             272
                                                                -------        -------        -------        --------
Loss before cumulative effect of a change
  in accounting principle                                        (1,923)        (4,142)        (2,640)        (11,197)
Cumulative effect of a change in accounting principle                --             --             --          (3,973)
                                                                -------        -------        -------        --------
Net loss                                                        $(1,923)       $(4,142)       $(2,640)       $(15,170)
                                                                =======        =======        =======        ========


Net loss per share:
Basic and diluted loss per share before cumulative effect
  of a change in accounting principle                           $ (0.52)       $ (1.13)       $ (0.72)       $  (3.06)
Cumulative effect of a change in accounting principle                --             --             --           (1.09)
                                                                -------        -------        -------        --------
Basic and diluted net loss per share
  applicable to common stockholders                             $ (0.52)       $ (1.13)       $ (0.72)       $  (4.15)
                                                                =======        =======        =======        ========
Basic and diluted weighted average
  common shares outstanding                                       3,674          3,673          3,680           3,656
                                                                =======        =======        =======        ========

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                         FIREPOND, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                  April 30,       October 31,
                                                    2003             2002
                                                  ---------       -----------
                                    ASSETS

Current assets:
     Cash and cash equivalents                    $  13,152        $  13,479
     Short-term investments                          10,218           15,690
     Accounts receivable, net                         1,749            2,798
     Unbilled revenue                                    37              268
     Restricted cash                                     --              199
     Prepaid expenses and other current assets        1,507              982
                                                  ---------        ---------
          Total current assets                       26,663           33,416

Property and equipment, net                           1,304            2,105
Other intangible assets, net                             86              137
Restricted cash                                         190              190
Other assets                                            489              511
                                                  ---------        ---------
                                                  $  28,732        $  36,359
                                                  =========        =========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                             $     830        $   1,546
     Accrued liabilities                              3,733            5,062
     Accrued restructuring                            1,041            2,266
     Deferred revenue                                 4,776            5,952
                                                  ---------        ---------
          Total current liabilities                  10,380           14,826

Long-term accrued restructuring                          --              160

Stockholders' equity:
     Common stock                                       369              369
     Additional paid-in capital                     198,896          198,935
     Accumulated deficit                           (174,734)        (172,094)
     Loan receivable                                 (4,015)          (4,287)
     Deferred compensation                               (7)             (10)
     Accumulated other comprehensive loss            (2,157)          (1,540)
                                                  ---------        ---------
          Total stockholders' equity                 18,352           21,373
                                                  ---------        ---------
                                                  $  28,732        $  36,359
                                                  =========        =========